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                                                                      Exhibit 11

                               CORVEL CORPORATION
                            COMPUTATION OF PER SHARE
                                    EARNINGS



Shares used in per share calculations were determined as follows:


                                                                Three months ended Sept. 30,
                                                                ----------------------------
                                                                   1998              1999
                                                                ----------        ----------
Weighted shares for basic earnings per share computation         8,132,000         8,119,000

Net effect of dilutive common stock options                        114,000           142,000
                                                                ----------        ----------

Weighted shares for diluted earnings per share                   8,246,000         8,261,000
                                                                ==========        ==========

NET INCOME                                                      $2,556,000        $2,970,000
                                                                ==========        ==========

BASIC EARNINGS PER SHARE                                        $      .31        $      .37
                                                                ==========        ==========

DILUTED EARNINGS PER SHARE                                      $      .31        $      .36
                                                                ==========        ==========


                                                                 Six months ended Sept. 30,
                                                                ----------------------------
                                                                   1998              1999
                                                                ----------        ----------
Weighted shares for basic earnings per share                     8,172,000         8,124,000

Net effect of dilutive common stock options                        120,000           120,000
                                                                ----------        ----------

Weighted shares for diluted earnings per share                   8,292,000         8,244,000
                                                                ==========        ==========

NET INCOME                                                      $5,057,000        $5,847,000
                                                                ==========        ==========

BASIC EARNINGS PER SHARE                                        $      .62        $      .72
                                                                ==========        ==========

DILUTED EARNINGS PER SHARE                                      $      .61        $      .71
                                                                ==========        ==========



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